UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BARK, Inc.
(Name of Registrant as Specified in its Charter)

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OUR MISSION IS TO MAKE ALL DOGS HAPPY

As always we are guided by our mission – to Make All Dogs Happy.

That means serving every dog in the world. We need progress in categories like food and health to fulfill that mission.

Our principles guide us in how we execute against our plan and our mission

LETTER FROM OUR CHAIR AND CHIEF EXECUTIVE OFFICER

October 5, 2022
To Our Stockholders:
I am pleased to invite you to attend BARK, Inc.’s 2022 Annual Meeting of Stockholders to be held on Tuesday, November 15, 2022 at 12:00 p.m., Eastern Time. Our Annual Meeting will be a ‘‘virtual meeting’’of stockholders, which will be conducted exclusively online via live webcast by visiting www.virtualshareholdermeeting.com/bark2022.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
Your vote is very important. Whether you plan to participate in the Annual Meeting or not, please be sure to vote.
On behalf of our board of directors and management team, thank you for your ongoing support of and continued interest in BARK.
Sincerely,
Matt Meeker
Co-Founder, Chief Executive Officer & Chair
BARK, Inc.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Notice is hereby given that the 2022 annual meeting of stockholders (the "Annual Meeting") of BARK, Inc., a Delaware corporation, will be held on November 15, 2022, at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote your shares online.
The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/bark2022 and entering the 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the annual meeting.

Items of Business		Our Board’s Recommendation	Page
1	Elect two Class A director nominees named in the attached proxy statement	FOR each director nominee	1
2	Ratify the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending March 31, 2023	FOR	14
3	Approve, on an advisory basis, the frequency with which future advisory votes to approve the compensation of our named executive officers should be held	EVERY ONE YEAR	16
These items of business are more fully described in the accompanying proxy statement. The stockholders will also transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Stockholders of record at the close of business on September 20, 2022 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. We expect to commence mailing of a Notice of Internet Availability of Proxy Materials to our stockholders of record containing instructions on how to access the proxy materials on or about October 5, 2022.
Your vote is important to us. You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares online during the Annual Meeting.
Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the annual meeting, regardless of whether you plan to attend the Annual Meeting.
You can find detailed information regarding voting in the section entitled “Questions and Answers” starting on page 38 of the accompanying proxy statement.

October 5, 2022
By Order of the Board of Directors,

Allison Koehler

General Counsel and Secretary

New York, New York
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 15, 2022 AT 12:00 P.M. EASTERN TIME
The notice of the Annual Meeting, proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, are available at www.proxyvote.com.

TABLE OF CONTENTS

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS		EXECUTIVE COMPENSATION	18
		Elements of our Executive Compensation Program	18
		Compensation Decisions for Fiscal Year 2022	19
PROPOSAL ONE – ELECTION OF CLASS A DIRECTORS	1	Our Compensation Process	22
		Peer Group	24
General	1	Severance and Change in Control	25
Information About Our Board	2	No Hedging or Pledging	25
Information About Our Directors	2	Compensation Committee Interlocks and Insider Participation	25
Director Compensation	5
Recommendation of Our Board	6	Report of the Compensation Committeee	25

CORPORATE GOVERNANCE	7	EXECUTIVE COMPENSATION TABLES	26
Corporate Governance Highlights	7
Board Committees	7	EQUITY COMPENSATION PLAN INFORMATION	33
Meetings of the Board	9
Board Leadership Structure	9	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	34
Corporate Governance Guidelines	10
Stockholder Engagement	10	Policies and Procedures for Related Party Transactions	34
Stock Ownership Guidelines	10	Indemnification of Directors and Executive Officers	34
Environmental, Social, Governance ("ESG") Oversight	10
Our People and Culture	10	SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT	35
Evaluations of the Board, Committees, and Directors	11
Code of Ethics and Business Control	12	Delinquent Section 16(a) Reports	37
Role of the Board in Risk Oversight	12
Classified Board of Directors	12	QUESTIONS AND ANSWERS	38
Director Independence	13
Prohibition on Hedging and Pledging of Company Securities	13	WHERE YOU CAN FIND MORE INFORMATION	43

		FORM 10-K	43
PROPOSAL TWO – RATIFY THE INDEPENDENT AUDITORS	14
		OTHER MATTERS	43
Principal Accountant Fees and Services	14
Determination of Independence	14
Pre-Approval Policy	15
Recommendation of Our Board	15

REPORT OF THE AUDIT COMMITTEE	15

PROPOSAL THREE – APPROVE SAY-ON-PAY FREQUENCY	16
General	16
Recommendation of Our Board	16

01
PROPOSAL ONE ELECTION OF CLASS A DIRECTORS
GENERAL
Our board of directors (the "Board") currently consists of seven directors, divided into three classes, Class A, Class B and Class C, with the members of each class serving staggered, three-year terms.
The terms of office of the Class A directors, Mr. Ledecky, Mr. Werdelin and Ms. McLaughlin, will expire at the Annual Meeting. At the Annual Meeting, our stockholders will vote to elect the two nominees named in this proxy statement, Mr. Werdelin and Ms. McLaughlin, as Class A directors, whose terms will expire at the annual meeting of stockholders to be held in 2025. The size of the Board will be reduced from 7 to 6 members effective as of the Annual Meeting.
Each of our directors, including the director nominees, serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
The candidacies of Mr. Werdelin and Ms. McLaughlin were each considered by our corporate governance and nominating committee in accordance with the established process for evaluating candidates to serve on our Board. Upon the recommendation of the corporate governance and nominating committee, our Board nominated Henrik Werdelin and Betsy McLaughlin for election as Class A directors at the Annual Meeting.
Each of Mr. Werdelin and Ms. McLaughlin currently serve on our Board, has consented to be named in this proxy statement and has agreed to serve, if elected, until the 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.
Class A directors will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.
Director Independence
The Board has determined that each of the directors, other than Matt Meeker and Henrik Werdelin, qualifies as an independent director, as defined under the listing rules of the New York Stock Exchange (the "NYSE"), and that the Board consists of a majority of “independent directors,” as defined under the rules of the NYSE listing rules relating to director independence requirements. In addition, we are subject to the rules of the U.S. Securities and Exchange Commission (the "SEC") and the NYSE relating to the membership, qualifications, and operations of the audit committee, the compensation committee, and the nominating and corporate governance committee of our Board, as discussed below under "Director Independence."
Family Relationships
There are no family relationships between or among any of our executive officers, nominees, or continuing directors.
INFORMATION ABOUT OUR BOARD
Members of our Board take a proactive, focused approach to their positions to ensure that BARK is committed to business success through the maintenance of high standards of responsibility and ethics. The Board meets on a regular basis and additionally as required. Mr. Meeker is the Executive Chair and Ms. McLaughlin is the Lead Independent director of our Board.

Class A Directors	Class B Directors	Class C Directors
Term Expiring at the 2022 Annual Meeting	Term Expiring at the 2023 Annual Meeting	Term Expiring at the 2024 Annual Meeting

•Betsy McLaughlin •Jon Ledecky •Henrik Werdelin	•Joanna Coles •Matt Meeker	•David Kamenetzky •Jim McGinty

BARK 2022 Proxy Statement	1

PROPOSAL ONE
INFORMATION ABOUT OUR DIRECTORS
Class A Directors
Directors with terms expiring at the 2022 Annual Meeting:

Jon Ledecky Age: 64 Director Since: June 2021

COMMITTEES •Audit •Compensation
PUBLIC COMPANY BOARDS •Yacht Finders, Inc. (OTC: YTFD) •XL Fleet (NYSE: XL) •KLDiscovery (OTCMKTS: KLDI) (2019-2021) •Propel Media (OTC: PROM) (2015-2018) •Appgate Inc. (OTCMKTS: APGT)
CAREER HIGHLIGHTS
•Co-owner of the National Hockey League’s New York Islanders franchise since 2014
•Alternate Governor on the Board of Governors of the NHL and President of NY Hockey Holdings LLC
•Chairman of Ironbound Partners Fund LLC, a private investment management fund, since 1999

PRIVATE COMPANY BOARDS •Ironbound Partners Fund LLC	KEY QUALIFICATIONS AND EXPERIENCES •Relevant Senior Leadership/Chief Executive Officer •High Level of Financial Experience

Betsy McLaughlin Lead Independent Director Age: 61 Director Since: December 2017

COMMITTEES •Audit •Compensation

PUBLIC COMPANY BOARDS •Hot Topic (NASDAQ:HOTT) (2000-2011)	CAREER HIGHLIGHTS •Chief Executive Officer of Hot Topic, Inc. from 2000 to 2011 (NASDAQ: HOTT) •Member of the Board of Advisors and Executive Committee of the UCLA Anderson School for 17 years

PRIVATE COMPANY BOARDS •5.11 Tactical •Everlane •Lazy Dog Restaurants •Mejuri •Dolls Kill
KEY QUALIFICATIONS AND EXPERIENCES
•Extensive experience across all areas of retail, merchandising, proprietary brands, services, operations and ecommerce
•Relevant Senior Leadership/Chief Executive Officer
•High Level of Financial Experience
•Family includes two dogs, Max and Emma.

BARK 2022 Proxy Statement	2

PROPOSAL ONE

Henrik Werdelin Age: 46 Director Since: October 2011

COMMITTEES •None

PUBLIC COMPANY BOARDS •None
CAREER HIGHLIGHTS
•Co-Founder of BARK (2011)
•Founding partner of Prehype LLC, a venture development firm headquartered in New York, with offices in London and Copenhagen (founded in 2010)
•Author of The Acorn Method: How Companies Get Growing Again (published April 2020)
•Advisor to several early stage startups

PRIVATE COMPANY BOARDS •Bjarke Ingels Group	KEY QUALIFICATIONS AND EXPERIENCES •Extensive experience of BARK’s business •Innovation/technology experience •Adopted Molly. a Labrador Retriever, in 2013
Class B Directors
Directors with terms expiring at the 2023 Annual Meeting:

Joanna Coles, OBE Age: 59 Director Since: June 2021

COMMITTEES •Corporate Governance & Nominating (Chair)
PUBLIC COMPANY BOARDS •Snap Inc. (NYSE: SNAP) (Present) •Sonos, Inc. (NASDAQ: SONO) (Present)
CAREER HIGHLIGHTS
•Chief Content Officer of Hearst Magazines from September 2016 to August 2018
•Executive Producer for ABC Freeform’s The Bold Type since 2016
•Special Advisor to Cornell Capital since 2019
•Director, Women Entrepreneurs New York City, a non-profit initiative to expand female entrepreneurship, with a focus on underserved women and communities

PRIVATE COMPANY BOARDS •Tech companies Density and Grover	KEY QUALIFICATIONS AND EXPERIENCES •Marketing experience •Innovation/technology experience •Broad international exposure •Adopted Phoebe, a Beagle mix, 12 years ago from a dog shelter in Canaan, CT

BARK 2022 Proxy Statement	3

PROPOSAL ONE

Matt Meeker Executive Chairman Age: 48 Director Since: October 2011

COMMITTEES •None
PUBLIC COMPANY BOARDS •None
CAREER HIGHLIGHTS
•Co-Founder of BARK (2011)
•Chief Executive Officer of BARK from its formation in October 2011 until September 2020 and resuming in January 2022
•Co-founded Meetup, a network of local communities that meet offline about shared interests and passions, and worked there from December 2001 through December 2007.
•Venture Partner at Resolute VC

PRIVATE COMPANY BOARDS •None	KEY QUALIFICATIONS AND EXPERIENCES •Extensive experience of BARK’s business •Innovation/technology experience •Inspired to found BARK by his late Great Dane, Hugo

Class C Directors
Directors with terms expiring at the 2024 Annual Meeting:

David Kamenetzky Age: 52 Director Since: May 2022

COMMITTEES •Audit •Compensation
PUBLIC COMPANY BOARDS •Kühne + Nagel International AG (SIX: KNIN) (Present) •AB InBev Foundation (NYSE: BUD) (2017-2019) •DKSH Holdings (KLSE: DKSH) (2014-2019)
CAREER HIGHLIGHTS
•CEO of Joh. A. Benckiser (2019-2020)
•Member, Group Executive Committee, Anheuser-Busch InBev (2016-2019)
•Member, Leadership Team, Mars Incorporated (2006-2016)
•Vice President, Goldman Sachs, London and Frankfurt (2000-2006)
•Strategic Advisor to Wildtype Foods

PRIVATE COMPANY BOARDS •Wedgewood Pharmacy (2021-Present) •JAB Investors (Chairman) (2019-2020) •Alfred Landecker Foundation (Founding Chairman) (2019-2020)
KEY QUALIFICATIONS AND EXPERIENCES
•High Level of Financial Experience
•Extensive experience in corporate strategy, business development and disruptive food and beverage companies
•Relevant Senior Leadership/Chief Strategy & External Affairs Officer
•Family includes two Labradoodles, Marley and Browny.

BARK 2022 Proxy Statement	4

PROPOSAL ONE

Jim McGinty Age: 60 Director Since: February 2021

COMMITTEES •Audit (Chair) •Corporate Governance & Nominating
PUBLIC COMPANY BOARDS •None
CAREER HIGHLIGHTS
•Chief Financial Officer of 5.11 Tactical since April 2018
•Chief Financial Officer of Z Gallerie from April 2016 through February 2018
•Chief Financial Officer of Spy Inc. from August 2013 through April 2016

PRIVATE COMPANY BOARDS •None
KEY QUALIFICATIONS AND EXPERIENCES
•High Level of Financial Experience
•Extensive experience in corporate strategy, business development and transaction experience
•Relevant Senior Leadership/Chief Financial Officer

DIRECTOR COMPENSATION
The following table presents information regarding the compensation of our non-employee directors for services performed for our fiscal year ended 2022. Our founders, Messrs. Meeker and Werdelin, also serve on our Board, but received no additional compensation for such services. Please see the Fiscal Year 2022 Summary Compensation Table for the compensation received by Mr. Meeker for his service as an executive officer of the Company during fiscal year 2022. Please see the disclosure below for a description of the consulting fees, bonus and other amounts paid for Mr. Werdelin’s service to the Company during fiscal year 2022.

Name	Fees Earned in Cash ($)(1)	RSU Awards ($)(2) (3)	Stock Option Awards(3)	Total ($)
Joanna Coles	37,500	333,085		370,585
Jon Ledecky	41,250	333,085		374,335
Jim McGinty	48,750	333,085		381,835
Betsy McLaughlin	63,750	333,085		396,835
(1)Amounts reported for “Fees Earned in Cash” reflect fees earned during fiscal year 2022.
(2)Amounts reported for “RSU Awards” reflect the aggregate grant date fair value the RSUs awarded during fiscal year 2022, computed in accordance with ASC 718 based on the closing stock price on the date of the grant.
(3)The following table sets forth the aggregate number of outstanding options and RSUs held by each non-employee director as of March 31, 2022:

BARK 2022 Proxy Statement	5

PROPOSAL ONE

Name	Stock Option Awards	RSU Awards ($)
Joanna Coles		36,363
Jon Ledecky		36,363
Jim McGinty		36,363
Betsy McLaughlin	657,502	36,363
For fiscal year 2022, each non-employee director received an annual cash retainer of $40,000. The Lead Independent Director received an additional $15,000 annually, the chair of the Audit Committee received an additional $20,000 annually, the chair of the Compensation Committee received an additional $20,000 annually and the chair of the Corporate Governance Committee received an additional $10,000 annually. Members of the Audit Committee received an additional $10,000 annually, members of the Compensation Committee received an additional $5,000 annually and members of the Corporate Governance Committee received an additional $5,000 annually. All retainers were paid in substantially equal quarterly installments.
The non-employee directors’ equity compensation set forth above was granted under the 2021 EIP. All equity compensation was granted in the form of RSUs that vested as described below, subject to the director’s continued service through such vesting.
Each non-employee director who was first elected or appointed to the Board following the Business Combination (as defined below), received an initial grant of RSUs with an aggregate grant date fair value equal to $300,000. Vesting of the initial RSU grant is subject to the director’s continued service through the one-year anniversary of the grant date.
The Business Combination refers to the June 2021 acquisition of Barkbox, Inc. by Northern Star Acquisition Corp., a publicly traded special purpose acquisition company
Mr. Werdelin was paid a monthly fee of $25,000 for creative consulting services he provided to the Company through Prehype, LLC totaling $300,000. In addition, Mr. Werdelin received a $50,000 bonus paid upon the completion of the Business Combination. The monthly fee and completion bonus were not related to Mr. Werdelin’s service as a member of the Board.
Deferred Compensation
The Compensation Committee of the Board has adopted a program that permits independent directors to elect to defer settlement of their director RSUs until such director ceases to serve on the Board. In general, directors must make these deferral elections prior to the date of the grant of such RSUs. Directors who make a deferral election will have no right as stockholders with respect to amounts credited to their deferred RSU accounts until such RSUs are settled. Settlement of any RSUs credited to the deferred RSU account in shares of fully vested common stock will occur as soon as practicable following the director’s termination of service as a member of the Board.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS A DIRECTOR NOMINEES NAMED ABOVE.

BARK 2022 Proxy Statement	6

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE HIGHLIGHTS

Board Independence and Composition	Board Performance	Policies, Programs and Guidelines

• 5 of 7 directors are independent
•100% independent committee members
•Executive sessions of independent directors at each meeting
•Empowered Lead Director
•Board and each committee may engage outside advisers independently of management

• Annual board, committee and director evaluations
•Commitment to continuing director education
•Oversight of key risk areas and certain aspects of risk management efforts
•Oversight of key human capital issues, including diversity and inclusion and executive succession planning
• Robust stock ownership guidelines for directors •Comprehensive Code of Conduct and Business Ethics •Prohibition on hedging and pledging for any officers or directors on a go-forward basis

BOARD COMMITTEES
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Board has adopted a written charter for each of these committees, which are available on the Company’s investor relations website www.barkbox.co.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

•Jim McGinty (Chair) •Jon Ledecky •Betsy McLaughlin	•Betsy McLaughlin (Chair) •Jon Ledecky	•Joanna Coles (Chair) •David Kamenetzky •Jim McGinty
Audit Committee
The Audit Committee consists of:
Jim McGinty, Jon Ledecky and Betsy McLaughlin
Mr. McGinty serves as the chair of the Audit Committee. David Kamenetzky will joint the Audit Committee effective as of the Annual Meeting. The Board has determined that Mr. McGinty qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing rules. In making this determination, the Board considered Mr. McGinty’s formal education and previous experience in financial roles. Both the Company’s independent registered public accounting firm and its management intend to periodically meet privately with the Audit Committee. In addition, the Board has determined that each of the members of the Audit Committee satisfies the independence and other requirements of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), including that each member of an audit committee can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In arriving at this determination, the Board examined each member’s scope of experience and the nature of their prior and/or current employment.
Specific responsibilities of our Audit Committee include:
•overseeing our corporate accounting and financial reporting processes and our internal controls over financial reporting;

BARK 2022 Proxy Statement	7

CORPORATE GOVERNANCE
•evaluating the independent public accounting firm’s qualifications, independence and performance;
•engaging and providing for the compensation of the independent public accounting firm;
•pre-approving audit and permitted non-audit and tax services to be provided to us by the independent public accounting firm;
•reviewing our financial statements;
•reviewing our critical accounting policies and estimates and internal controls over financial reporting;
•establishing procedures for complaints received by us regarding accounting, internal accounting controls or auditing matters, including for the confidential anonymous submission of concerns by our employees, and periodically reviewing such procedures, as well as any significant complaints received, with management;
•discussing with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly financial statements;
•reviewing and approving any transaction between us and any related person (as defined by the Exchange Act) in accordance with the Company’s related party transaction approval policy; and
•such other matters that are specifically designated to the Audit Committee by our Board from time to time.
The Audit Committee met 5 times during fiscal year 2022.

Compensation Committee
The Compensation Committee consists of:
Betsy McLaughlin, Jon Ledecky and David Kamenetzky
Ms. McLaughlin serves as the chair of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee satisfies the independence requirements of the NYSE and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.
Specific responsibilities of our Compensation Committee include:
•reviewing and recommending policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers;
•evaluating the performance of the Chief Executive Officer and other senior officers in light of those goals and objectives;
•setting compensation of, or making recommendations with regard to such compensation to the Board, for the Chief Executive Officer and other senior officers based on such evaluations;
•administering the issuance of options and other awards under our equity-based incentive plans;
•reviewing and approving, for the Chief Executive Officer and other senior officers, employment agreements, severance agreements, consulting agreements and change in control or termination agreements;
•reviewing our policies, programs and initiatives focusing on diversity and inclusion with respect to our leadership and workforce; and
•such other matters that are specifically designated to the Compensation Committee by our Board from time to time.
The Compensation Committee met 7 times during fiscal year 2022.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee (the "Corporate Governance Committee") consists of:
Joanna Coles, David Kamenetzky and Jim McGinty
Ms. Coles serves as the chair of the Corporate Governance Committee. The Committee will recommend to the Board candidates for nomination for election at the annual meeting of the stockholders. In general, in identifying and evaluating nominees for director, the

BARK 2022 Proxy Statement	8

CORPORATE GOVERNANCE
Board expects to consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our stockholders. The Board will also consider director candidates recommended for nomination by its stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in its charter and bylaws.
Specific responsibilities of our Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;
•considering and making recommendations to our Board regarding changes to the size and composition of our Board;
•considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;
•providing oversight of our policies, programs and initiatives focusing on environmental and social responsibility and risks;
•establishing procedures to exercise oversight of, and oversee the performance evaluation process of, management;
•overseeing periodic evaluations of the performance of our Board and its committees;
•instituting plans or programs for the continuing education of our Board and orientation of new directors;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•such other matters that are specifically designated to the Corporate Governance Committee by our Board from time to time.
In the process of identifying, screening and recommending director candidates to the full Board, our Corporate Governance Committee takes into consideration the needs of the Board and the qualifications of the candidates, such as their general understanding of various business disciplines and our business environment, their educational and professional background, analytical ability, independence, diversity of experience and viewpoints, and their willingness to devote adequate time to board duties. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. When searching for new directors, the Corporate Governance Committee will actively seek out women and individuals from minority groups to include in the pool from which nominees for the Board are chosen. The Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director. In doing so, the Corporate Governance Committee will evaluate director candidates in light of several factors, including the general criteria outlined above. Our Amended and Restated Bylaws provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board, if such stockholder complies with the applicable notice procedures, which are referenced in “When are stockholder proposals due for next year’s annual meeting of the stockholders?” under “Questions and Answers” on page 38 of this proxy statement.
The Corporate Governance Committee met 3 times during fiscal year 2022.
MEETINGS OF THE BOARD
Our Board held 4 meetings during the fiscal year ended March 31, 2022 and each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of the Board and each committee of which he or she was a member. Each director is also encouraged and expected to attend the Annual Meeting.
BOARD LEADERSHIP STRUCTURE
As outlined in our corporate governance guidelines, the Board will determine its leadership structure in a manner that it determines to be in the best interests of the Company and its stockholders from time to time in its judgment. If the Chair of the Board is not independent, the non-employee directors of the Board will elect a Lead Independent Director who will lead executive sessions of the Board, have authority to call meetings of the independent directors, and engage with the Board’s Chair and Chief Executive Officer to set meeting agendas for the Board, among other responsibilities.
Matt Meeker serves as both our Chief Executive Officer and the Chair of our Board. The Board believes that the combination of these two roles is appropriate at this time, particularly as it supports more consistent communication and coordination throughout the organization, enhancing the effectiveness of our corporate strategy. The Board believes that robust, independent Board oversight is essential, and the appointment of Elizabeth McLaughlin as an empowered Lead Independent Director supports that important objective.

BARK 2022 Proxy Statement	9

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted corporate governance guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, board membership criteria, and board committee composition. The corporate governance guidelines can be accessed on our investor website at https://investors.bark.co.
STOCKHOLDER ENGAGEMENT
We value feedback from our stockholders. We will launch our stockholder outreach program in the spring of 2023.
Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BARK, Inc., 221 Canal, Suite 600, San Francisco, CA 94133, or via email to ir@barkbox.com. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or Board or committee of our Board, based on the subject matter.
STOCK OWNERSHIP BY DIRECTORS
Our Board believes that an ownership stake in the Company strengthens the alignment of interests between directors, on the one hand, and stockholders, on the other hand. Our Board strongly encourages our directors to own shares of the Company.

ENVIRONMENTAL, SOCIAL, GOVERNANCE (“ESG”) OVERSIGHT
We are committed to conducting business in an environmentally sustainable and socially responsible manner, and to managing the risks and opportunities that arise from ESG issues. We believe that operating in a socially responsible and sustainable manner will drive long-term value creation for our company and our stockholders.
Our Corporate Governance Committee is responsible for overseeing the our ESG processes, policies, and performance, and making recommendations to the full Board. To satisfy these oversight responsibilities, the Corporate Governance Committee receives regular updates from management on progress and strategy.
OUR PEOPLE AND CULTURE
The Team
As dog people, our employees joined the company because they are aligned with our mission to make all dogs happy. The work we are doing is inherently joyful, optimistic, and humorous because our primary customers, dogs, possess all of those characteristics. To that end, our company culture is centered around kindness, fairness, and a high level of ambition to serve all dogs and their humans.
At the end of fiscal 2022, we employed approximately 643 full-time and part-time employees. Our employee population includes approximately 227 Bark Happy Ambassadors and their leadership, 96 engineers, data scientists, and technology staff, 93 designers and creative team members, 102 operations and fulfillment center employees, and 125 marketing, general, and administrative employees. As of March 31, 2022, 65% of our employees, 36% of our management team, and 33% of our Board identified as female or nonbinary.

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CORPORATE GOVERNANCE
Employee Engagement
Team communication is frequent and direct, allowing for a high level of transparency and feedback. We engage with employees through monthly pulse surveys to measure employee engagement, receive feedback, and respond to employee concerns effectively. We leverage these data points to continuously evolve our policies and practices to meet employee needs and align with our team values. Though most of the team has worked remotely since March 2020, we currently use our offices in New York, New York and Columbus, Ohio for regular team collaboration, all hands meetings, workshops and more.
Diversity, Equity and Inclusion
We recognize that people, like dogs, should be celebrated for their differences and the diverse life experiences they bring to work each day. We advocate for and celebrate a culture of inclusiveness for all people regardless of race, gender, sexual orientation, family status, religion, ethnicity, national origin, physical ability, veteran status, age, or love of cats as we work toward one common goal: to make every single dog as happy as they make us. We do this by focusing on four key areas:
•Diversity Sourcing & Recruitment: Promote an inclusive approach to hiring diverse talent by focusing on the equity of recruiting processes in addition to sourcing pools.
•Continuous Learning & Communication: Make diversity and inclusion everyone’s responsibility by providing training and educational opportunities.
•Employee Resource Groups: Provide employees with opportunities and resources to build a shared, supportive community while also advancing the team’s Diversity Equity and Inclusion mission.
•Accountability: Ensure accountability while committing to focus on retention, advancement, and equity.
We are committed to paying employees fairly for their work. Our Total Rewards team determines and regularly reviews all compensation based on a leveling and benchmarking system guided by market insights from third-party experts and tools. On a quarterly basis, we review all grants of equity for parity across gender and race to ensure that we are taking a consistent approach to compensation for all team members based on market data, role, and level.
Health, Safety and Wellness
We are committed to ensuring the health and safety of all employees and require compliance with all applicable local laws and regulations governing working conditions, working hours, fair wages, and compensation.
Succession Planning
Succession planning is another critical human capital issue. As part of the annual executive officer evaluation process, the Compensation Committee works with our Chief Executive Officer to plan for the succession of the Chief Executive Officer and other senior executive officers, as well as to develop plans for interim or emergency succession for the Chief Executive Officer and other senior executive officers in the event of retirement or an unexpected occurrence. Management succession planning may be reviewed more frequently by the Board as it deems appropriate.
EVALUATIONS OF THE BOARD, COMMITTEES, AND DIRECTORS
The Board evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our Corporate Governance Committee. The Board discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board, any committee thereof or of the directors.

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CORPORATE GOVERNANCE
CODE OF ETHICS AND BUSINESS CONDUCT
Our Board has adopted a code of ethics and business conduct (the “Code of Conduct”), which establishes the standards of ethical conduct applicable to all of our directors, officers, employees and senior financial officers. A copy of our Code of Conduct is posted on our investor website at https://investors.bark.co. In addition, we intend to post on our investor website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
COVID-19
In connection with the onset of the COVID-19 pandemic, the Board has been receiving updates on the Company’s management of the COVID-19 impact and discussing such updates, including with regard to the our operations, financial position and liquidity, communications strategy and employee matters, health and safety, among other items.
Cybersecurity
We are committed to respecting and protecting the privacy of our clients. We recognize that our clients have a legitimate expectation of privacy when they do business with us. We deploy considerable resources to protect client data and privacy because our business depends on our clients’ trust.
We do not sell customer data. Our revenue comes from the sale of goods and services, not our customers’ information or advertising. We recognize that there is a cost and risk associated with every piece of data our customers entrust us with, so we take measures to minimize what is collected to only what we need to provide a great experience and meet our legal and regulatory requirements. Our privacy policy details what data we collect on our website and apps and how we use that data which is designed to be in compliance with California Consumer Privacy Act and General Data Protection Regulation.
Our security and privacy protocols integrate technical, administrative, and physical access control measures to protect the confidentiality and integrity of client and company data. We employ privacy and data protection policies and procedures internally and with our third-party vendors and service providers to govern the collection, storage, access, use, and disclosure of information. We review our security plans and strategies as threats and conditions evolve. The Audit Committee provides oversight and engages regularly with our Chief Information Security Officer regarding cybersecurity issues and risk management.
CLASSIFIED BOARD OF DIRECTORS
Our Board is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our Board to fill vacancies on our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The Board believes that a classified board structure promotes board continuity and stability, encourages directors to take a long-term perspective, and reduces the our vulnerability to coercive takeover tactics.

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CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
Our common stock is listed on The New York Stock Exchange (“NYSE”). Under the NYSE rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE requires that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under NYSE rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that, with the exception of our Mr. Meeker and Mr. Werdelin, each member of our Board is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the NYSE rules. In making these determinations, our Board reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
PROHIBITION ON HEDGING AND PLEDGING OF COMPANY SECURITIES
We have an insider trading policy that prohibits officers, directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors and employees of the Company are also prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan without the approval of the Board.

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02
PROPOSAL TWO RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2023
Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of Deloitte & Touche LLP (“Deloitte”), as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending March 31, 2023. Stockholder ratification of such selection is not required by our Amended and Restated Bylaws or any other applicable legal requirement. However, our Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance.
In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain Deloitte for the fiscal year ending March 31, 2023. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.
A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following is a summary of fees paid or to be paid to Deloitte, for services rendered for the fiscal years ended March 31, 2022 and 2021. Deloitte has been our independent registered public accounting since 2015.

	2022 ($)	2021 ($)
Audit fees(1)	1,944,797	1,121,376
Audit-related fees(2)	—	1,086,862
Tax fees(3)	—	—
All other fees(4)	—	—
Total	1,944,797	2,208,238
(1)Audit fees consist of fees billed for professional services rendered for the audit of the Company’s financial statements and services that are normally provided by Deloitte in connection with regulatory filings. The aggregate fees billed by Deloitte for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal periods ended March 31, 2022 and 2021 totaled approximately $1.9 million and $1.1 million, respectively. The above amount includes interim procedures and audit fees, as well as attendance at Audit Committee meetings.
(2)During the fiscal periods ended March 31, 2022 and 2021, the Company’s independent registered public accounting firm rendered assurance and related services related to the business combination in the amount of approximately $0 and $1.1 million, respectively.
(3)During the fiscal periods ended March 31, 2022 and 2021, the Company’s independent registered public accounting firm did not render services for tax compliance, tax advice and tax planning.
(4)During the fiscal periods ended March 31, 2022 and 2021, there were no fees billed for products and services provided by the Company’s independent registered public accounting firm other than those set forth above.
DETERMINATION OF INDEPENDENCE
In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.

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PROPOSAL TWO
Additional information concerning the Audit Committee and its activities can be found in the following sections of this proxy statement: “Board Committees – Audit Committee” and “Report of the Audit Committee.”
PRE-APPROVAL POLICY
According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. The Audit Committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors.
The Audit Committee approved all services provided by Deloitte during the years ended March 31, 2022 and 2021. The Audit Committee has considered the nature and amount of the fees billed by Deloitte and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Deloitte’s independence.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.
In fulfilling its oversight responsibilities, the Audit Committee:
•reviewed and discussed our financial statements as of and for the fiscal year ended March 31, 2022 with management and Deloitte;
•discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board; and
•discussed the independence of Deloitte with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 for filing with the SEC. The Audit Committee also appointed Deloitte as our independent registered public accounting firm for fiscal year ending March 31, 2023.

Submitted by the Audit Committee of our Board:

Jim McGinty, Chair Betsy McLaughlin Jon Ledecky

Recommendation of our Board and Audit Committee
OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2023.

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03	PROPOSAL THREE ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the frequency with which future advisory votes to approve the compensation of the our named executive officers should be held, which we refer to as the “say-on-frequency” vote. We refer to the advisory vote approving the compensation of our named executive officers as the “say-on-pay” vote.
With the say-on-frequency vote, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years, or abstain from voting. After careful consideration, the Board has determined that an advisory say-on-pay vote that occurs every year is the most appropriate policy for our company at this time, so that our stockholders may annually express their views on our executive compensation program.
Because the vote is advisory, it is not binding on our Board or our company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to our management and Board and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding the frequency of the say-on-pay vote.
The say-on-frequency vote will be determined by a plurality of votes. This means that the option for holding a say-on-pay vote (every year, every two years, or every three years), which receives the greatest number of votes will be considered the preferred frequency of our stockholders.
Unless our Board decides to modify its policy regarding the frequency of soliciting say-on-frequency votes, we will hold the first say-on-pay vote at the 2023 annual meeting of stockholders.
Recommendation of our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, TO HOLD SAY-ON-PAY VOTES EVERY 1 YEAR (AS OPPOSED TO EVERY 2 YEARS OR EVERY 3 YEARS)

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth information with respect to our executive officers as of the date of this proxy statement:

Name	Age	Position(s)
Matt Meeker	49	Chief Executive Officer and Chair
Howard Yeaton	67	Chief Financial Officer
Cindy Gustafson	43	Chief Marketing Officer
Allison Koehler	54	General Counsel and Secretary
Nari Sitariman	49	Chief Technology Officer

Additional biographical descriptions of the executive officers are set forth in the text below. A description of the business experience of Matt Meeker is provided above under the section “Information About Our Directors - Class B Directors”.
Howard Yeaton has served as the Company’s Interim Chief Financial Officer since November 2021. Mr. Yeaton has served as the managing principal of Financial Consulting Strategies, LLC, a financial consulting firm, since 2003. From October 2018 to December 2019, Mr. Yeaton served as Chief Executive Officer of Akers Biosciences, Inc., a biotechnology company, now merged with MyMD Pharmaceuticals Inc. (NASDAQ:MYMD) from October 2018 to August 2020, he also served as Interim Chief Financial Officer of Akers Biosciences, Inc. From October 2014 to November 2019, Mr. Yeaton served as Interim Chief Financial Officer of Propel Media, Inc (OTCMKTS: PROM).
Cindy Gustafson has served as the Company’s Chief Marketing Officer since May 2022. Prior to joining BARK, Ms. Gustafson held the title Chief Marketing Office at WW (NASDAQ: WW) from September 2021 to May 2022 and SVP of Global Marketing from July 2018 to October 2021. Prior to that, she served as the Chief Strategy Officer at Mindshare from February 2016 to July 2018.
Allison Koehler has served as the Company’s General Counsel since December 2021. Prior to joining BARK, Ms. Koehler served as Vice President, Deputy General Counsel and Assistant Secretary at The Real Real, Inc. (NASDAQ:REAL), a luxury consignment company, from February 2020 to December 2021. Prior to that, she served as Vice President and Deputy General Counsel at AppLovin Corporation. Ms. Koehler also held various roles at eBay Inc. (NASDAQ:EBAY) for Global M&A, Securities and Corporate Governance from 2013 to 2019, most recently as Associate General Counsel from 2017 to 2019.
Nari Sitaraman has served as the Company’s Chief Technology Officer since July 2021. Prior to joining BARK, Mr. Sitaraman served as the Chief Technology Officer at Crate & Barrel, a home decor retailer, from August 2018 to July 2021. Prior to that, he served as the Chief Technology Officer at The Shade Store, a window treatment retailer, from December 2014 to August 2018.

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis describes our compensation program relating to our named executive officers for the fiscal year ended March 31, 2022. The compensation programs put in place prior to the closing of the Business Combination reflect our startup origins in that they consisted primarily of salary and bonuses, as well as awards of stock options and restricted stock. We expect that our executive compensation programs will evolve to reflect our status as a more mature, publicly-traded company, while still supporting our overall business and compensation objectives.
For our fiscal year ended March 31, 2022, our named executive officers were:

•Matt Meeker, Chief Executive Officer
•Howard Yeaton, Interim Chief Financial Officer
•Allison Koehler, General Counsel
•Rustin Richburg, Chief People Officer
•Nari Sitaraman, Chief Technology Officer
•Mike Novotny, President, Food

When we refer to named executive officers, or NEOs, we are referring to the Company’s NEOs who remained with the Company as of March 31, 2022: Mr. Meeker, Mr. Yeaton, Mr. Sitaraman, Ms. Koehler and Mr. Richburg. Each of Mr. Yeaton, Mr. Sitaraman, Ms. Koehler, and Mr. Richburg commenced employment with us during fiscal year 2022. In addition, Mr. Richburg resigned from Company on May 30, 2022. Mr. Richburg will not receive any severance benefits in connection with his resignation. On October 14, 2021, Mr. Novotny transitioned from Chief Operating Officer to President, Food and ceased serving as an executive officer of the Company as of such date.
Certain executive officers who departed the Company during fiscal year 2022 are also deemed NEOs under SEC executive compensation disclosure rules. For the sake of clarity, we have created a separate section, “Compensation Decisions for Former NEOs” to discuss the compensation decisions made with respect to the former executive officers. This section provides information regarding the compensation decisions related to these former executive officers:
•Manish Joneja, former Chief Executive Officer
•John Toth, former Chief Financial Officer
ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
For fiscal year 2022, the principal elements of the compensation program for NEOs were base salary and incentive compensation delivered in the form of an annual cash incentive opportunity, restricted stock units (“RSUs”) and stock options.
Base Salary
Base salary is set at a level intended to be commensurate with the NEO’s duties and authorities, contributions, and prior experience. The relative levels of base salary for our NEOs are established after considering market-competitive levels, individual performance and, in the case of new hires, the compensation they received at their predecessor companies.
Annual Cash Incentives
The NEO’s annual cash incentive opportunity is set at a level designed to be commensurate with the NEO’s duties and authorities, contributions, prior experience and, in the case of new hires, the compensation they received at their predecessor companies. Annual cash incentive compensation is paid to executives through our annual cash incentive bonus program and is designed to support our pay-for-performance philosophy. This annual cash incentive compensation is designed to motivate and reward executives based on their achievement of performance goals established by the Compensation Committee for the fiscal year.

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EXECUTIVE COMPENSATION
The Compensation Committee established incentive targets for the annual cash incentive bonus program based on achieving threshold, target, above target and maximum amounts for the Company’s revenue and adjusted EBITDA, each equally weighted in the payout determination. The payout amounts for the various performance levels were set as follows: 31.5% payout for threshold performance, 100% payout for target performance, 125% payout for above target performance and 150% payout for performance at or above the maximum, with payouts determined on an interpolated basis for performance between performance levels. The threshold achievements must be met for any payout under our annual cash incentive program.
Long-term Equity Incentives
We deliver our long-term incentives entirely in the form of equity awards to further align the interests of our NEOs with our stockholders and to further motivate our leadership team on execution of the Company’s long-term performance goals. The grant levels of the long-term incentive awards are also set at a level that is intended to be commensurate with the NEO’s duties and authorities, contributions, prior experience and, in the case of new hires, the compensation they received at their predecessor companies. A significant portion of total compensation for each NEO is provided in the form of stock options and RSUs, each vesting over four years and the value of which fluctuates directly with our stock price performance. Historically, long-term equity incentives were provided in the form of stock options. Following the Business Combination, long-term equity incentive grants to NEOs included both stock options and RSUs. In addition, the Compensation Committee views stock options to be performance-based as the stock option will have no value unless the Company’s stock price appreciates from the date of grant.
In light of the timing of the Business Combination, there were no awards of annual grants of long-term equity incentives in fiscal year 2022, although two of our NEOs received new hire grants in connection with the commencement of their employment with the Company. We began awarding annual grants of long-term equity incentives in fiscal year 2023 in the form of RSUs and stock options.
Other Benefits and Perquisites
We provide benefits to our NEOs on the same basis as provided to all of our employees, including health, dental and vision insurance, pet insurance, life insurance, accidental death and dismemberment insurance, short-and long-term disability insurance, and a tax-qualified Section 401(k) plan. Our perquisites for executives are limited to relocation benefits negotiated on a case-by-case basis.
COMPENSATION DECISIONS FOR FISCAL YEAR 2022
Base Salary
The following table sets forth the base salaries for our NEOs for fiscal year 2022:

Named Executive Officer	Base Salary ($)
Matt Meeker(1)	375,000
Howard Yeaton(2)	360,000
Allison Koehler(2)	320,000
Rustin Richburg(2)	325,000
Nari Sitaraman(2)	375,000
Mike Novotny(3)	300,000
(1)Mr. Meeker was the Chief Customer Experience Officer until resuming his role as Chief Executive Officer in January 2022. Mr. Meeker’s annual base salary level remained the same as was established for fiscal 2021.
(2)Mr. Yeaton, Ms. Koehler, Mr. Richburg and Mr. Sitaraman commenced employment with the Company in fiscal 2022 and their base salaries were established based on the competitive market, the Company’s historical compensation practices as well as the compensation received by the NEOs at their predecessor companies.
(3)Mr. Novotny’s annual base salary level remained the same as was established for fiscal 2021.

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EXECUTIVE COMPENSATION
Annual Cash Incentives
Under the annual cash incentive, the threshold performance goal for revenue was $515.8 million, while the threshold goal for adjusted EBITDA was negative $30.5 million. For purposes of the annual cash incentive program, adjusted EBITDA is defined as net income (loss), adjusted to exclude: (1) interest expense, (2) depreciation and amortization, (3) stock-based compensation expense, (4) change in fair value of warrants and derivatives, (5) sales and use tax expense, (6) one-time transaction costs associated with the financing and Business Combination, (7) demurrage fees related to freight and (8) other one-time items not viewed as indicative of our day-to-day performance, including loss on extinguishment of debt, executive transition costs, costs related to unrealized business ventures and SOX implementation fees, The Company did not achieve the threshold performance goals for either revenue or adjusted EBITDA for fiscal year 2022.
Based on our performance against the pre-established goals, none of our NEOs received an annual cash incentive for fiscal year 2022. The target opportunities established for Messrs. Meeker, Richburg, Sitaraman and Novotny were established based on the competitive market. As Interim Chief Financial Officer (“CFO”), Mr. Yeaton was not eligible for our annual cash incentive program. Ms. Koehler was not eligible for our annual cash incentive program for fiscal year 2022 as she joined the Company in December 2021.

Named Executive Officer	Target Incentive (%)	Target Incentive Payout ($)
Matt Meeker	35	131,250
Howard Yeaton(1)	—	—
Allison Koehler(2)	—	—
Rustin Richburg	35	113,750
Nari Sitaraman	35	131,250
Mike Novotny	35	105,000
(1)As Interim CFO, Mr. Yeaton was not eligible for our annual cash incentive program.
(2)Due to her December 2021 hire date, Ms. Koehler was not eligible for our annual cash incentive program for fiscal year 2022.
Other Bonuses
In fiscal year 2022, certain of our NEOs received bonuses as follows:
•Mr. Meeker received a one-time cash bonus equal to $57,692, representing two (2) months of base salary, upon completion of the Business Combination.
•Ms. Koehler received a relocation bonus in the amount of $151,863 and a sign-on bonus in the amount of $85,000, with one-half of the sign-on bonus paid on her employment commencement date and the remaining one-half paid on the six-month anniversary of her employment commencement date.
•Mr. Sitaraman received a relocation bonus in the amount of $76,453, a sign-on bonus in the amount of $100,000 and a retention bonus in the amount of $150,000.
•Mr. Novotny received a one-time cash bonus equal to $46,154, representing two (2) months of base salary, upon completion of the Business Combination.
Long-term Equity Incentives
In light of the timing of the closing of the Business Combination, Mr. Meeker, Mr. Richburg and Mr. Novotny did not receive long-term equity incentives during fiscal 2022. In addition, as Interim CFO, Mr. Yeaton did not receive an equity award from the Company in fiscal 2022. The following table sets forth the grant date fair value of awards of RSUs and stock options, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”), granted as new hire awards to Ms. Koehler and Mr. Sitaraman in fiscal year 2022. The grant levels were determined based on the competitive market and our historical compensation practices.

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EXECUTIVE COMPENSATION

Named Executive Officer	Stock Options ($)	RSUs ($)
Matt Meeker	—	—
Howard Yeaton	—	—
Allison Koehler	102,864	843,751
Rustin Richburg	—	—
Nari Sitaraman	931,178	1,250,001
Mike Novotny	—	—
Other Benefits and Perquisites
Messrs. Meeker, Richburg, Sitaraman and Novotny and Ms. Koehler received the standard company benefits. Mr. Yeaton did not receive any company benefits. In addition, Mr. Sitaraman received reimbursements for certain relocation expenses, as reported in the “Fiscal Year 2022 Summary Compensation Table.”
COMPENSATION DECISIONS FOR FORMER NEOS
Mr. Joneja
Mr. Joneja resigned as Chief Executive Officer in January 2022. In connection with Mr. Joneja’s resignation, the Company entered into a release agreement with Mr. Joneja (the “Release Agreement”), effective as of January 10, 2022, providing for a general release of claims against the Company and its officers and directors as well as certain other standard provisions in exchange for payment of severance benefits. In exchange for the Release Agreement and Advisor Agreement described below, Mr. Joneja became entitled to twelve (12) months of salary continuation payments totaling $525,000, continuation of his health insurance benefits for up to twelve (12) months totaling $20,406, a monthly payment of $21,875 for twelve (12) months, which approximates his fiscal year 2022 annual cash incentive target opportunity, totaling $262,500 and a monthly payment for continuation of executive coaching services for up to twelve (12) months totaling $112,800. In addition, Mr. Joneja fully vested in stock options with respect to 1,624,183 shares. The Company also entered into an advisor agreement with Mr. Joneja (the “Advisor Agreement”), effective as of January 10, 2022, pursuant to which Mr. Joneja provided certain ongoing advisory services to the Company until March 31, 2022. In exchange for the services under the Advisor Agreement, Mr. Joneja will have until June 30, 2023 to exercise all of his vested stock options.
For fiscal year 2022, Mr. Joneja’s base salary was established at $525,000 and a target incentive bonus opportunity of $262,500, each of which did not change compared to fiscal year 2021 and he did not receive any equity awards. In addition, Mr. Joneja received a one-time cash bonus of $80,769, which was equal to two (2) months’ salary, upon completion of the Business Combination.
Mr. Toth
Mr. Toth resigned as Chief Financial Officer in November 2021. In connection with Mr. Toth’s resignation, the Company entered into a release agreement with Mr. Toth (the “Release Agreement”), effective as of November 12, 2021, providing for a mutual general release of claims and certain other standard provisions, as well as an advisor agreement with Mr. Toth (the “Advisor Agreement”), effective as of November 12, 2021, pursuant to which Mr. Toth provided certain ongoing advisory services to the Company until March 31, 2022, which advisory services qualified as continued service pursuant to the terms of Mr. Toth’s restricted stock agreement and as a result Mr. Toth’s outstanding restricted stock award continued to vest during the term of the Advisor Agreement. In addition, the Company paid Mr. Toth a fee equal to $50,000, in three equal monthly installments of $16,667.67, in exchange for services performed under the Advisor Agreement.
For fiscal year 2022, Mr. Toth’s base salary was established at $410,000, an increase from $325,000 established for fiscal 2021, and a target incentive bonus opportunity of $143,500 that was forfeited upon his resignation. Mr. Toth also received a one-time cash bonus equal to twelve (12) months’ salary upon completion of the Business Combination.

BARK 2022 Proxy Statement	21

EXECUTIVE COMPENSATION
OUR COMPENSATION PROCESS
Role of the Compensation Committee
The Compensation Committee meets regularly with management, and in executive session without members of management present, to make decisions regarding our executive compensation programs and the compensation of our Chief Executive Officer and other executives. In making executive compensation decisions, the Compensation Committee reviews a variety of market data and information, including peer group and relevant industry information. The Chair of the Compensation Committee regularly reports on the committee’s actions to our Board.
The Compensation Committee’s responsibilities include the following:
•reviewing and making recommendations to the Board regarding the director compensation program;
•approving overall compensation strategy;
•approving amounts and forms of executive compensation;
•approving goals and objectives to be considered in determining the compensation of the Chief Executive Officer and other executive officers;
•reviewing and approving annual and long-term incentive plans and benefit plans;
•reviewing and approving equity grants to employees; and
•approving on an annual basis, the compensation peer group.
Our Compensation Philosophy
Our compensation practices consist of the following, each of which the Compensation Committee believes reinforces our compensation objectives:

Checklist of Compensation Practices
✓	Rigorous target setting process for incentive metrics to align pay outcomes with performance	✗	We do not have excessive severance benefits
✓	Double-trigger vesting for equity awards in the event of a change in control	✗	No hedging or short sales and no pledging of our securities except in limited circumstances with approval
✓	Provide no executive-specific perquisites other than limited relocation benefits	✗	No tax gross ups related to change in control
✓	Regularly assess the risk-reward balance of our compensation programs in order to mitigate risk
Compensation is a key driver of attraction, engagement, and retention of employees at all levels and represents one of our largest controllable expenses. To support sound, equitable resource allocation decisions, and to comply with regulatory requirements, we have developed our compensation philosophy (the “Philosophy”), which articulates the principles used to guide our compensation program design and inform compensation decisions.

BARK 2022 Proxy Statement	22

EXECUTIVE COMPENSATION

Principles		Approach
Alignment	▶	Rewards designed to align to our business strategy, our mission and values, and our performance.
Competitiveness	▶	Our compensation programs are informed by external market data and trends and are designed to be appropriately competitive to allow us to attract, motivate, and retain top talent.
Performance	▶	Our compensation programs are designed to reward outstanding performance with compensation intended to be commensurate with performance.
Relevance	▶	Our compensation programs holistically consider and are designed to reflect our employee’s needs and priorities and the reasons they join, stay, and give their all to BARK.
Equity	▶	Our compensation programs are designed to foster a culture of diversity, inclusion, and belonging, and support fair pay for all employees.
Purpose	▶	Each of our compensation programs has a specific purpose to meet a specific requirement in our total rewards portfolio.
Compensation Consultant
Although not retained directly by the Compensation Committee, Compensia served as an advisor to the Company and the Compensation Committee during fiscal year 2022. We expect that the Compensation Committee will appoint an independent compensation consultant in fiscal year 2023.
During fiscal year 2022, Compensia provided advice to the Company and the Compensation Committee with respect to the following:
•current trends and best practices in compensation design and program alternatives;
•providing and discussing peer group and survey data for competitive comparisons and, based on this information, offering recommendations on NEO compensation, including the Chief Executive Officer and newly hired executives;
•offering recommendations, insights and perspectives on compensation-related matters; and
•assisting in designing executive compensation programs designed to be competitive and to align the interests of our executives with those of our stockholders.
Role of Management
Our Chief Executive Officer is present at Compensation Committee meetings, except when the Compensation Committee is in executive session or when his own compensation is being discussed. With regard to executive compensation, our Chief Executive Officer provides his evaluation of each executive’s compensation to the Compensation Committee and makes recommendations with respect to base salary, annual cash incentives, and long-term equity incentives for each of his direct reports. These recommendations are made after considering the peer group, other relevant data, and each executive’s responsibilities and performance and his or her impact to the organization. This recommendation is considered by the Compensation Committee, which then makes its own decision regarding the compensation for each NEO.

BARK 2022 Proxy Statement	23

EXECUTIVE COMPENSATION
PEER GROUP
The Compensation Committee established a compensation peer group (the “Peer Group”) to be used in determining market competitiveness of our compensation programs.
To establish our Peer Group, the Compensation Committee evaluated the following considerations:

Consideration	Selection Guidance	Rationale
Industry	Same as BARK (or related/adjacent)	Typically reflects potential labor market competition and jobs of similar scope
Revenue	~0.5x to ~2.0x BARK	Revenue viewed as having the greatest correlation to cash compensation levels (holding other factors constant)
Market Capitalization	~0.3x to ~3.0x BARK	Market capitalization viewed as having the greatest influence on equity compensation levels (holding other factors constant)
Qualitative Factors	Examples: market cap./revenue multiple, revenue growth, IPO timing, the business model	Focus on company alignment and business model to refine group to peers meeting other criteria
Our compensation peer group for fiscal year 2022 is set forth below.

2U	Datadog	Minted	Shopify	Workiva
Blue Nile	Etsy	Mongodb	Shutterfly	Yext
Cars.com	Eventbrite	Par Technology Corp	Shutterstock	Zappos
Carvana	FarFetch	Paylocity	Stitch Fix	Zazzle
Casper Sleep	Liquidity Services	Rapid7	Task Rabbit
Channeladvisor	Liveperson	Rent The Runway	Vroom
Cimpress	Lyft	Seatgeek	Warby Parker
For roles where our peer group data is limited, the Compensation Committee also reviewed an evenly weighted blend of our proxy Peer Group data and supplemental market data from Radford Global Compensation Database composed of participating peer companies and relevant industries.

BARK 2022 Proxy Statement	24

EXECUTIVE COMPENSATION
SEVERANCE AND CHANGE IN CONTROL
In February 2022, the Compensation Committee approved the terms for a severance and change in control agreement (the "Severance and Change in Control Agreement") for our current NEOs. These terms are set forth in the following table and were determined after considering severance practices at our Peer Group and input from Compensia. The change in control benefits are subject to a double trigger, meaning that both a change in control and a qualifying termination of employment must occur during three months prior to or within twelve months following such change in control. A qualifying termination of employment under the severance and change in control agreements means termination by the Company without cause or by the executive due to good reason.

Component	Change in Control
Salary Benefit	Twelve (12) months salary continuation
Bonus	Target annual incentive bonus
Equity	Full vesting acceleration
Health Benefits	COBRA subsidy equal to duration of salary benefit

Component	Severance
Salary Benefit	Six (6) months salary continuation
Bonus	None
Equity	Six (6) months vesting acceleration
Health Benefits	COBRA subsidy equal to duration of salary benefit
We believe this compensation arrangement is necessary to meet our objectives to:
•attract and retain top executive talent;
•ensure our executives remain objective and dedicated to the Company’s strategic objectives; and
•facilitate a smooth transition should a change in control occur.
Mr. Meeker is not a party to a Severance and Change in Control Agreement and does not have any agreement in place entitling him to severance benefits. Mr. Meeker’s stock option agreement relating to his outstanding stock options contains a change in control provision. No other employment agreements or arrangements are in place for any of our executives.
NO HEDGING OR PLEDGING
The Company has a policy that prohibits officers and directors from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers and directors of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of the Company’s Compliance Officer.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Board.
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed this CD&A with the our management. Based on this review and discussion, the Compensation Committee recommended to our Board that the CD&A be included in this proxy statement.

The Compensation Committee Betsy McLaughlin (Chair) David Kamenetzky Jon Ledecky

BARK 2022 Proxy Statement	25

EXECUTIVE COMPENSATION TABLES
FISCAL YEAR 2022 SUMMARY COMPENSATION TABLE
The following table shows information regarding the compensation of our named executive officers for services performed in fiscal 2022 and, to the extent required by SEC disclosure rules, fiscal year 2021.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Matt Meeker	2022	375,000	57,692(5)	—	—	—	—	432,692
Chief Executive Officer	2021	355,769	—	—	—	89,063(6)	—	444,832
Howard Yeaton(7)	2022	124,615	—	—	—	—	21,290(8)	145,905
Interim Chief Financial Officer
Allison Koehler(9)	2022	94,769	194,363(10)	843,751	102,864	—	—	1,235,747
General Counsel
Rustin Richburg(11)	2022	325,780	—	—	—	—	780(12)	325,780
Chief People Officer
Nari Sitaraman(13)	2022	273,145	326,453(14)	1,250,001	931,178	—	10,012(15)	2,780,777
Chief Technology Officer
Mike Novotny	2022	300,000	46,154(16)	—	—	—	780(12)	346,934
President, Food
Manish Joneja	2022	426,058(17)	80,769(18)	—	3,215,608(19)	—	920,706(20)	4,643,141
(Former) Chief Executive Officer	2021	288,750	750,000	—	16,723,058	—	—	17,761,808
John Toth	2022	275,962(21)	410,000(22)	—	—	—	50,000(23)	735,962
(Former) Chief Financial Officer	2021	239,807	—	1,331,650	—	97,375(24)	—	1,668,832
(1)Amounts reported in this column reflect the base salaries earned during the applicable year.
(2)Amounts reported in this column for fiscal year 2022 reflect the aggregate grant date fair value of RSUs awarded in fiscal year 2022 computed in accordance with ASC 718 based on the Company’s stock price on the date of grant. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the NEOs.
(3)Except as noted in footnote 15 below, amounts reported in this column for fiscal year 2022 reflect the aggregate grant date fair value of stock options awarded in fiscal year 2022, computed in accordance with ASC 718. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the NEOs. See Note 9 to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts.
(4)Amounts reported in this column for each NEO represent payouts under our annual cash bonus program for the applicable year.
(5)This amount represents a $57,692 bonus paid upon the completion of the Business Combination.
(6)This amount represents a $89,063 bonus resulting from the fiscal year 2021 incentive bonus program.
(7)Mr. Yeaton commenced employment with the Company in an interim capacity on November 12, 2021.
(8)This amount represents $21,290 payments for contractor services prior to joining the Company in an interim capacity on November 12, 2021.
(9)Ms. Koehler commenced employment with the Company on December 15, 2021.
(10)This amount consists of $151,863 for relocation bonus and $42,500 for one-half of a $85,000 sign-on bonus, with the remaining half payable in fiscal year 2023.

BARK 2022 Proxy Statement	26

EXECUTIVE COMPENSATION
(11)As noted above, Mr. Richburg resigned from the Company on May 30, 2022.
(12)This amount represents a monthly $65 cash payment to be used for wellness purposes.
(13)Mr. Sitaraman commenced employment with the Company on July 12, 2021.
(14)This amount includes $76,453 in relocation and $100,000 in sign-on bonus and $150,000 in retention bonus.
(15)This amount consists of a monthly $65 cash payment for wellness purposes and a reimbursement of $9,432 for relocation expenses.
(16)This amount represents a $46,154 bonus paid upon the completion of the Business Combination.
(17)This amount reflects that Mr. Joneja terminated employment with the Company on January 11, 2021. His annualized base salary was $525,000.
(18)This amount represents a $80,769 bonus paid upon completion of the Business Combination.
(19)This amount reflects the incremental fair market value associated with the vesting of 1,624,183 stock options that were accelerated in accordance with Mr. Joneja’s release agreement in connection with his termination, calculated in accordance with ASC 718.
(20)This amount consists of twelve (12) months of salary continuation payments totaling $525,000, continuation of health insurance benefits for up to twelve (12) months totaling $20,406, a monthly payment of $21,875 for twelve (12) months (which approximates the fiscal year 2022 annual cash incentive target opportunity) totaling $262,500, and a monthly payment for continuation of executive coaching services for up to twelve (12) months totaling 112,800.
(21)This amount reflects that Mr. Toth terminated employment with the Company on November 12, 2021. His annualized salary was $410,000.
(22)This amount represents a $410,000 bonus paid upon completion of the Business Combination.
(23)This amount represents $50,000 for advisory services payments in fiscal year 2022.
(24)This amount represents a $97,375 bonus resulting from the fiscal year 2021 incentive bonus program.

BARK 2022 Proxy Statement	27

EXECUTIVE COMPENSATION
FISCAL YEAR 2022 GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information on plan-based awards made during fiscal year ended 2022 to our NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Stock Options (#)(3)	Exercise of base price of Stock Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock Options and RSUs ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matt Meeker	—	42,000	131,250	196,875	—	—	—	—	—	—	—
Howard Yeaton	—	—	—	—	—	—	—	—	—	—	—
Allison Koehler	2/22/22	—	—	—	—	—	—	—	65,000	2.87	102,864
	2/22/22	—	—	—	—	—	—	293,990	—	—	843,751
Rustin Richburg	—	36,400	113,750	170,625	—	—	—	—	—	—	—
Nari Sitaraman	—	42,000	131,250	196,875	—	—	—	—	—	—	—
	8/11/21	—	—	—	—	—	—	—	192,600	9.16	931,178
	8/11/21	—	—	—	—	—	—	136,463	—	—	1,250,001
Michael Novotny	—	33,600	105,000	157,500	—	—	—	—	—	—	—
Manish Joneja	—	84,000	262,500	393,750	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	1,624,183(6)	1.85	3,215,608
John Toth	—	45,920	143,500	215,250	—	—	—	—	—	—	—
(1)Represents the threshold, target and maximum bonus opportunities under the fiscal year 2022 annual cash incentive program, with the threshold goal calculated assuming only one of the performance goals was achieved at threshold. As noted in the Compensation Discussion and Analysis, the Company did not achieve the threshold performance goals and no bonus was paid out for fiscal year 2022.
(2)Each RSU award was granted under our 2021 Equity Incentive Plan, with each RSU award vesting 25% on the first anniversary of the vesting commencement date and in 36 equal installments on a monthly basis thereafter. Mr. Sitaraman’s vesting commencement date is July 12, 2021 and Ms. Koehler’s vesting commencement date is December 15, 2021. Vesting will occur only if the NEO is continuously employed by the Company, except a portion of the RSU award may vest in cases involving termination without cause or resignation for good reason following a change in control. See “Executive Compensation—Fiscal Year 2022 Potential Payments Upon Termination, Change in Control and Death or Disability.”
(3)Except as noted in footnote 5, each option award was granted under our 2021 Equity Incentive Plan, with each option award vesting 25% on the first anniversary of the vesting commencement date and in 36 equal installments on a monthly basis thereafter. Mr. Sitaraman’s vesting commencement date is July 12, 2021 and Ms. Koehler’s vesting commencement date is December 15, 2021. Vesting will occur only if the NEO is continuously employed by the Company, except a portion of the option award may vest in cases involving termination without cause or resignation for good reason following a change in control. See “Executive Compensation—Fiscal Year 2022 Potential Payments Upon Termination, Change in Control and Death or Disability.”
(4)The exercise price was based on the Company’s most recent Section 409A valuation obtained prior to the grant date.
(5)This column represents the aggregate grant date fair value of RSU and option awards granted to the NEOs and, in the case of Mr. Joneja, the incremental fair value associated with the accelerated vesting of his outstanding stock option awards, each computed in accordance with ASC 718. The grant date fair value for RSU awards granted in fiscal year ended 2022 was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award. See Note 9 to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts for the option awards.
(6)Represents the number of shares subject to Mr. Joneja’s outstanding stock option awards that were vested upon his termination of employment in accordance with the terms of his Release Agreement.

BARK 2022 Proxy Statement	28

EXECUTIVE COMPENSATION
FISCAL YEAR 2022 OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END TABLE
The following table presents information regarding the outstanding stock options and RSUs held by each of our NEOs as of March 31, 2022.

	Option Awards						Stock Award
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)
Matt Meeker	10/11/19	7/1/19(2)	845,112	466,273	1.37	10/10/29	—	—
Howard Yeaton	—	—	—	—	—	—	—	—
Allison Koehler	2/22/22	12/15/21(3)	—	65,000	2.87	2/21/32	—	—
	2/22/22	12/15/21(3)	—	—	—	—	293,990	1,087,763
Rustin Richburg	2/8/21	2/3/21(4)	118,380	318,747	9.94	2/7/31	—	—
Nari Sitaraman	8/11/21	7/12/21(5)	—	192,600	9.16	8/10/31	—	—
	8/11/21	7/12/21(5)	—	—	—	—	136,463	504,913
Mike Novotny	7/21/15	2/15/15	518,346	—	0.38	7/20/25	—	—
	3/3/16	1/1/16	5,875	—	0.38	3/2/26	—	—
	9/14/17	8/1/17	577,480	—	0.88	9/13/27	—	—
	1/28/20	11/1/19(6)	104,552	157,721	1.39	1/27/30	—	—
Manish Joneja	8/8/20	9/2/20	3,789,763	—	1.85	6/30/23	—	—
John Toth	11/29/16	4/22/16	668,631	—	0.60	11/28/26	—	—
	11/29/16	4/22/16	1,517,010	—	0.60	11/28/26	—	—
(1)The amount represents the number of unvested RSUs as of March 31, 2022 multiplied by the closing stock price of $3.70 as of such date.
(2)These stock options vest over a 4-year period in 48 substantially equal monthly installments after July 1, 2019.
(3)These stock options and RSUs will vest 25% on December 15, 2022 and the remainder shall vest monthly in 36 substantially equal monthly installments after February 3, 2022.
(4)These stock options vested 25% on February 3, 2022 and the remainder vest monthly over a 4-year period in 36 substantially equal monthly installments after February 3, 2022.
(5)These stock options and RSUs will vest 25% on July 12, 2022 and the remainder shall vest monthly in 36 substantially equal monthly installments after July 12, 2022.
(6)These stock options vest over a 4-year period in 48 equal monthly installments after November 1, 2019.

BARK 2022 Proxy Statement	29

EXECUTIVE COMPENSATION
FISCAL YEAR 2022 OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth the number of shares of the Company’s common stock acquired by NEOs through stock option exercises and upon the vesting of RSUs for the fiscal year ended 2022. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the closing price of the Company’s common stock on the date of exercise (or, in the event the date of the exercise occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day) and the option exercise price and, in the case of RSUs or restricted stock, based on the closing price per share of the Company’s common stock on the vesting date (or, in the event the vesting date occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matt Meeker	—	—	—	—
Howard Yeaton	—	—	—	—
Allison Koehler	—	—	—	—
Rustin Richburg	—	—	—	—
Nari Sitaraman	—	—	—	—
Michael Novotny	559,056	2,966,091	—	—
Manish Joneja	—	—	—	—
John Toth	—	—	87,425	515,247(1)
(1)These are restricted shares granted on March 28, 2021 with a vesting commencement date of February 23, 2021, which vested in twelve monthly substantially equal amounts. This amount includes the fair market value of these restricted shares in accordance with ASC 718 based on the Company’s stock price on each monthly vesting date.

BARK 2022 Proxy Statement	30

EXECUTIVE COMPENSATION
FISCAL YEAR 2022 POTENTIAL PAYMENTS UPON TERMINATION, CHANGE IN CONTROL AND DEATH OR DISABILITY
The table below reflects the value of compensation and benefits that would become payable to each of the NEOs if the NEO were terminated (i) without cause or for good reason; or (ii) without cause or for good reason in connection with a change in control (or, for options granted under our 2021 Equity Incentive Plan, a stock sale); on March 31, 2022 based on the Company’s closing stock price of $3.70 on such date. In the case of Mr. Meeker, these amounts are based upon the terms of his Stock Option Agreement relevant to his outstanding and unvested equity awards as of such date. In the case, of Ms. Koehler, Mr. Sitaraman and Mr. Novotny, these amounts are based upon the terms of the Severance and Change in Control Agreements and each of their respective outstanding and unvested equity awards as of such date. Mr. Yeaton is not entitled to any such benefits. Mr. Richburg resigned from the Company on May 30, 2022 and did not receive any such benefits. These benefits are in addition to the benefits under then-exercisable stock options and the benefits available generally to salaried employees, such as distributions under the Company’s broad based 401(k) plan.
The actual amounts that would be paid in such circumstances can be determined only at the time of any such event. Due to a number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.
Severance(1)

Name	Cash Severance(4) ($)	Benefit Continuation(5) ($)	Options(6) ($)	RSUs(7) ($)	Total ($)
Matt Meeker(2)	—	—	—	—	—
Howard Yeaton(3)	—	—	—	—	—
Allison Koehler	160,000	3,650	—	—	163,650
Nari Sitaraman	187,500	10,432	672	31,557	230,161
Michael Novotny	150,000	10,432	125,600	—	286,032
(1)This table represents amounts due in the event of a termination without cause or for good reason.
(2)Mr. Meeker is not a party to the Severance and Change in Control Agreement and is otherwise not eligible for severance benefits.
(3)Under the terms of his contract with the Company, Mr. Yeaton is not entitled to severance benefits.
(4)Under the terms of the Severance and Change in Control Agreements, participating NEOs are eligible to receive six months of base salary continuation.
(5)Under the terms of the Severance and Change in Control Agreements, participating NEOs are eligible to receive six months of COBRA reimbursements. Amounts are calculated based on the cost of providing these benefits to the NEOs as of March 31, 2022.
(6)These amounts are calculated based on six (6) months of vesting for these awards.
(7)These amounts are calculated based on six (6) months of vesting for these awards.

BARK 2022 Proxy Statement	31

EXECUTIVE COMPENSATION
Qualifying Termination in Connection with a Change in Control(1)

Name	Cash Severance(4) ($)	Benefit Continuation(5) ($)	Options(6) ($)	RSUs(7) ($)	Total ($)
Matt Meeker(2)	—	—	302,125	—	302,125
Howard Yeaton(3)	—	—	—	—	—
Allison Koehler	320,000	7,300	6,425	90,650	424,375
Nari Sitaraman	375,000	20,863	2,016	94,672	492,551
Michael Novotny	300,000	20,863	302,125	—	622,988
(1)This table represents amounts due in the event of a termination without cause or for good reason within three (3) months prior to, or twelve (12) months following, a Change in Control (as defined in the Severance and Change in Control Agreement).
(2)Mr. Meeker is not a party to the Severance and Change in Control Agreement, however, the Stock Option Agreement for Mr. Meeker’s outstanding stock option award contains a clause specifying that all unvested options shall immediately vest upon a Change in Control if Mr. Meeker is terminated without cause or for good reason.
(3)Under the terms of his contract with the Company, Mr. Yeaton is not entitled to benefits in connection with a Change in Control.
(4)Under the terms of the Severance and Change in Control Agreements, participating NEOs are eligible to receive twelve months of base salary continuation.
(5)Under the terms of the Severance and Change in Control agreements, participating NEOs are eligible to receive twelve months of COBRA reimbursements. Amounts are calculated based on the cost of providing these benefits to the NEOs as of March 31, 2022.
(6)These amounts are calculated based on twelve (12) months of vesting for these awards.
(7)These amounts are calculated based on twelve (12) months of vesting for these awards.
Death and Disability
We offer life and accidental death insurance as well as short- and long-term disability insurance through our benefits program. There is no acceleration of any equity awards upon death. Vesting of equity awards continues for employees on short-term disability. For an employee on short-term disability, we continue to pay the company’s portion of the employee’s benefits.
Mr. Joneja
As noted above, Mr. Joneja resigned as Chief Executive Officer in January 2022. In connection with Mr. Joneja’s resignation, the Company entered the Release Agreement and Advisor Agreement, pursuant to which, Mr. Joneja became entitled to twelve (12) months of salary continuation payments totaling $525,000, continuation of his health insurance benefits for up to twelve (12) months (totaling $20,406), a monthly payment of $21,875 for twelve (12) months which approximates his fiscal year 2022 annual cash incentive target opportunity, and a monthly payment for continuation of executive coaching services for up to twelve (12) months in an amount equal to $112,800. In addition, Mr. Joneja fully vested in stock options with respect to 1,624,183 shares, with an estimated value of $3,215,608 based on the closing stock price on the date of his resignation and the exercise price of the underlying options. The Company also entered into the Advisor Agreement, pursuant to which Mr. Joneja provided certain ongoing advisory services to the Company until March 31, 2022. In exchange for the services under the Advisor Agreement, Mr. Joneja will have until June 30, 2023 to exercise all of his vested stock options.
Mr. Toth
Mr. Toth resigned as Chief Financial Officer in November 2022. In connection with Mr. Toth’s resignation, the Company entered into the Release Agreement and Advisor Agreement, pursuant to which Mr. Toth provided certain ongoing advisory services to the Company until March 31, 2022, which advisory services qualified as continued service pursuant to the terms of Mr. Toth’s restricted stock agreement and as a result Mr. Toth’s outstanding restricted stock award continued to vest during the term of the Advisor Agreement. In addition, the Company paid Mr. Toth a fee equal to $50,000 for his advisor services.
RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES
When determining our compensation policies and practices, the Compensation Committee considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us.

BARK 2022 Proxy Statement	32

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information for fiscal year ended March 31, 2022 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)
Equity Compensation Plans Approved by Security Holders	23,465,689(1)	1.40	19,009,673(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	23,465,689	1.40	19,009,673
(1)Includes 19,331,636 shares issuable pursuant to outstanding stock options and 4,134,053 shares issuable pursuant to outstanding RSUs under our 2021 Equity Incentive Plan and 2011 Stock Incentive Plan.
(2)Only option awards were used in computing the weighted-average exercise price.
(3)Includes 3,385,901shares available for issuance under our Employee Stock Purchase Plan (“ESPP”). The ESPP provides the opportunity for eligible employees to acquire shares of our common stock at a 15% discount.

BARK 2022 Proxy Statement	33

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Compensation,” we describe below the transactions since April 1, 2021 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We have adopted a written related party transaction policy. Under our related party transaction policy, our management is required to submit any related party transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available.
Business Combination
On June 1, 2021 (the “Closing Date”), Northern Star Acquisition Corp. (“Northern Star”) completed the acquisition of Barkbox, Inc. (“Barkbox”). A number of related party transactions of Northern Star were undertaken in fiscal year 2021 and terminated on the Closing Date, see footnote 3 — Merger and footnote 7 — Debt to our consolidated financial statements set forth in our annual report on Form 10-K for the fiscal year ended March 31, 2022 (the "Annual Report"). In addition, Barkbox undertook a number of related party transactions in fiscal year 2021, which were terminated on the Closing Date, see footnote 3 — Merger and footnote 7 — Debt to our consolidated financial statements set forth in the Annual Report. On November 27, 2020, Barkbox issued 5.50% convertible senior secured notes due 2025 (the "Convertible Notes") to Magnetar Capital, LLC, with a principal amount of $75.0 million pursuant to a note purchase agreement and which 2025 Convertible Notes are subject to the terms of an indenture, dated November 27, 2020, between Barkbox and U.S. Bank National Associate, as trustee and collateral agent. The 2025 Convertible Notes bear interest at the annual rate of 5.50%, payable entirely in payment-in-kind annually on December 1st of each year commencing on December 1, 2021, compounded annually. On December 1, 2021, the accrued interest of $4.2 million was paid-in-kind through an increase of the outstanding principal on the 2025 Convertible Notes. The 2025 Convertible Notes remain outstanding, see footnote 7 — Debt to our consolidated financial statements set forth in the Annual Report.
Registration Rights Agreement
Prior to the Closing Date, holders of founders shares and private warrants of Northern Star, along with certain stockholders of Barkbox, entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which they were granted certain rights to have registered, in certain circumstances, for resale under the Securities Act, certain shares of the our common stock held by them, subject to certain conditions set forth therein. The Registration Rights Agreement remains outstanding and is filed an an exhibit to the Annual Report.
INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Amended and Restated Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware General Corporation Law. Subject to very limited exceptions, our Amended and Restated Bylaws also require us to advance expenses incurred by our directors and officers.

BARK 2022 Proxy Statement	34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of September 20, 2022 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock:
•each person known by us to be the beneficial owner of more than 5% of our common stock;
•each of our executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Percentage of beneficial ownership is based on 175,790,576 shares of our common stock outstanding as of September 20, 2022.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of BARK common stock beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o BARK, Inc., 221 Canal Street, Floor 6, New York, NY 10013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)(1)	Percentage of Outstanding Shares (%)
Directors and Named Executive Officers
Matt Meeker(2)	10,893,335	6.2
Joanna Coles(3)(4)	10,703,113	5.9
David Kamenetzky	204,346	*
Jon Ledecky(3)(5)	10,803,113	6.0
Jim McGinty	56,363	*
Betsy McLaughlin(6)	693,865	*
Henrik Werdelin(7)(17)	12,418,826	7.0
Allison Koehler	—	—
Mike Novotny(8)	1,291,221	*
Rustin Richburg(9)	4,167	*
Nari Sitaraman(10)	136,011	*
Howard Yeaton(11)	50,000	*
Manish Joneja(12)	3,789,763	2.1
John Toth	315,326	*
All executive officers and directors as a group (10 individuals)(13)	35,292,222	19.8

BARK 2022 Proxy Statement	35

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)(1)	Percentage of Outstanding Shares (%)
5% Beneficial Holders
August Capital VII, L.P. as nominee(14)	14,385,229	8.2
Entities affiliated with RRE Ventures(15)	22,604,760	12.9
Entities affiliated with Resolute Ventures(16)	12,308,553	7.0
Prehype Ventures LLC(17)	11,040,385	6.3
Northern Star Sponsor LLC(18)	10,666,750	5.9
Carly Strife(19)	12,773,588	7.2
*Less than 1%.
(1)Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)Includes options to purchase 1,078,249 shares of common stock held by Mr. Meeker that may be exercised within 60 days of September 20, 2022.
(3)Includes (i) 6,108,750 shares of common stock held by Northern Star Sponsor LLC with respect to which Northern Star Sponsor LLC has sole voting and dispositive power and (ii) 4,558,000 shares of common stock issuable upon the exercise of 4,558,000 warrants held by Northern Star Sponsor LLC that may be exercised within 60 days of September 20, 2022. Each of Ms. Coles and Mr. Ledecky is a managing member of Northern Star Sponsor LLC and have shared voting and investment power with regard to the shares held by Northern Star Sponsor LLC. Notwithstanding their dispositive and voting control over such shares, each of Ms. Coles and Mr. Ledecky disclaims beneficial ownership of the shares of our common stock held by Northern Star Sponsor LLC, except to the extent of his or her proportionate pecuniary interest therein.

(4)Includes 36,363 shares of common stock held by Ms. Coles.
(5)Includes 36,363 shares of common stock held by Mr. Ledecky.
(6)Includes options to purchase 657,502 shares of common stock held by Ms. McLaughlin that may be exercised within 60 days of September 20, 2022.
(7)Includes options to purchase 728,544 shares of common stock held by Mr. Werdelin that may be exercised within 60 days of September 20, 2022.
(8)Includes options to purchase 1,285,102 shares of common stock held by Mr. Novotny that may be exercised within 60 days of September 20, 2022.
(9)Includes 4,167 shares that will settle within 60 days of Mr. Richburg.
(10)Includes (i) options to purchase 64,200 shares of common stock held by Mr. Sitaraman that may be exercised within 60 days of September 20, 2022 and (ii) 71,811 restricted stock units held by Mr. Sitaraman will settle within 60 days of September 20, 2022.
(11)Includes 50,000 restricted stock units held by Mr. Yeaton that will settle within 60 days of September 20, 2022.
(12)Includes options to purchase 3,789,763 shares of common stock held by Mr. Joneja that may be exercised within 60 days of September 20, 2022.
(13)Includes (i) options to purchase 2,528,495 shares of common stock that may be exercised within 60 days of September 20, 2022 and (ii) 158,174 restricted stock units that will vest within 60 days of September 20, 2022.
(14)Represents 14,385,299 shares of common stock held by August Capital VII, L.P. with respect to which August Capital has shared voting and dispositive power. August Capital Management VII, L.L.C. is the general partner of August Capital VII, L.P. and may be deemed to have sole voting power and sole investment power over the shares held by August Capital VII, L.P. W. Eric Carlborg, Howard Hartenbaum and David Hornik are members of August Capital Management VII, L.L.C. and may be deemed to have shared voting and investment power with respect to the shares held by August Capital VII, L.P. The business address for each of these entities and individuals is 893A Folsom Street, San Francisco, California 94107. The foregoing information was derived solely from a Schedule 13G filed by the reporting persons with the SEC on February 14, 2022.
(15)Represents (i) 3,955,108 shares of common stock held by RRE Leaders Fund, L.P. and (ii) 18,649,652 shares of common stock held by RRE Ventures V, L.P. RRE Leaders GP, LLC is the general partner of RRE Leaders Fund, L.P. and has shared voting and dispositive power with respect to the shares held by RRE Leaders Fund, L.P. RRE Ventures GP V, LLC is the general partner of RRE Ventures V, L.P.
and has shared voting and dispositive power with respect to the shares held by RRE Ventures V, L.P. Each of James D. Robinson IV, Stuart
J. Ellman and William D. Porteous is a managing member of RRE Leaders GP, LLC and RRE Ventures GP V, LLC and has shared voting and dispositive power with respect to the shares of held by RRE Leaders Fund, L.P. and RRE Ventures V, L.P.The business address for each of these entities and individuals is 130 E 59th St., Floor 17, New York, NY 10022. The foregoing information was derived solely from a Schedule 13G filed by the reporting persons with the SEC on June 11, 2021.

BARK 2022 Proxy Statement	36

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
(16)Represents (i) 8,007,552 shares of common stock held by Resolute I, LP (“Resolute I”), (ii) 3,352,477 shares of common stock held by Resolute BB SPV, LLC (“Resolute BB”) and (iii) 948,524 shares of common stock held by Resolute BB II SPV, LLC (“Resolute BB II” and, collectively with Resolute I and Resolute BB, the “Resolute Entities”). Resolute GP I, LLC, the general partner of Resolute I, has sole voting and dispositive power with respect to the shares held by Resolute I. Resolute II GP, LLC, the general partner of Resolute BB and Resolute BB II, has sole voting and dispositive power with respect to the shares held by Resolute BB and Resolute BB II. Michael Hirshland as the managing director of Resolute GP I, LLC and Resolute II GP, LLC, has sole voting and dispositive power over the shares held by the Resolute Entities. The business address for each of these entities is 548 Market Street #26403, San Francisco, CA 94104.
(17)Represents (i) 11,040,385 shares of common stock held by Prehype Ventures LLC with respect to which Prehype Ventures LLC has shared voting and dispositive power and (ii) 18,674 shares of common stock held by Henrik Werdelin.Henrik Werdelin is the managing member of Prehype Ventures LLC and has sole voting and investment power with regard to the shares held by Prehype Ventures LLC. The business address for Prehype Ventures LLC is 145 Bergen Street, #1, Brooklyn, NY 11217. The foregoing information was derived solely from a Schedule 13D filed by the reporting persons with the SEC on June 11, 2021.
(18)Represents (i) 6,108,750 shares of common stock with respect to which Northern Star Sponsor LLC has sole voting and dispositive power and (ii) 4,558,000 shares of common stock issuable upon the exercise of 4,558,000 warrants held by Northern
Star Sponsor LLC that may be exercised within 60 days of September 20, 2022. Each of Ms. Coles and Mr. Ledecky is a managing member of Northern Star Sponsor LLC and have shared voting and investment power with regard to the shares held by Northern Star Sponsor LLC.
The business address for Northern Star Sponsor LLC is 405 Lexington Avenue, New York, NY 10174. The foregoing information was derived solely from a Schedule 13D filed by Northern Star Sponsor LLC on June 14, 2021.
(19)Represents (i) 11,389,352 shares of common stock held by the Carly J. Strife, (ii) 655,692 shares held by the Carly J. Strife
Family Trust (the “Strife Trust”) of which Ms. Strife is a beneficiary and (ii) options to purchase 728,544 shares of common stock held by Ms.
Strife that may be exercised within 60 days of September 20, 2022. Ms. Strife has sole voting and dispositive power with respect to these shares. The foregoing information was based on a Schedule 13D filed by Ms. Strife on June 11, 2021, with additional information in the
Company’s records.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file. We believe that during the fiscal year ended December 31, 2021, our directors, executive officers, and holders of more than 10% of our common stock complied with all applicable Section 16(a) filing requirements, except for two Forms 4, one filed late on November 18, 2021 on behalf of Mr. Novotny due to an administrative error by the Company and one filed late on March 2, 2022, due to unusually long EDGAR turnaround times for SEC codes, to report the initial filing and subsequent grant of stock options and RSUs for Ms. Koehler. In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and holders of more than 10% of our common stock.

BARK 2022 Proxy Statement	37

QUESTIONS AND ANSWERS
THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
How do I attend the Annual Meeting?
Our Board considers the appropriate format for our annual meeting of stockholders on an annual basis. This year, we took into account the unprecedented impact of the COVID-19 pandemic, which has heightened public health and travel concerns for in-person annual meetings. We also continue to embrace the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and our Company.
Accordingly, the Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/bark2022. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting.
What proposals will be voted on at the Annual Meeting?
Stockholders will vote on three proposals at the Annual Meeting:
•the election of two Class A directors named in this proxy statement;
•the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and
•to approve, on an advisory basis, the frequency with which future advisory votes to approve the compensation of our named executive officers should be held.
We will also consider other business, if any, that properly comes before the Annual Meeting.
How does the Board recommend that stockholders vote on the proposals?
Our Board recommends that stockholders vote “FOR” the election of the two Class A directors, vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2023, and every "ONE YEAR" on the approval, on an advisory basis, to hold say-on-pay votes every year (as opposed to every two years or every three years).
What happens if other business not discussed in this proxy statement comes before the Annual Meeting?
The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the Annual Meeting and is proper under our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Delaware law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.
Why am I receiving this proxy statement?
We are distributing our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access

BARK 2022 Proxy Statement	38

QUESTIONS AND ANSWERS
our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
Who is entitled to vote?
The record date for the Annual Meeting is the close of business on September 20, 2022. As of the record date, 175,790,576 shares of common stock, par value $0.0001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.
How can I vote my shares?
Voting on the Internet
You can vote your shares via the Internet by following the instructions in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card or attend the Annual Meeting to have your vote count. We encourage you to vote your shares via the Internet in advance of the Annual Meeting even if you plan to attend the Annual Meeting.
Voting by Mail
You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.
Voting by Telephone
You can vote your shares by telephone. Instructions are included on your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you vote by telephone, you do not need to complete and mail your proxy card or attend the Annual Meeting to have your vote count.
What if I am not the stockholder of record?
If you are a holder of record of shares of common stock of the Company, you may direct your vote as instructed above.
If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote by signing, dating and mailing your voting instruction card, which will be provided by such broker or other nominee. Internet or telephonic voting may also be available. Please see your voting instruction card for further details.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•delivering to the attention of the Corporate Secretary at BARK, Inc., 221 Canal Street, 2nd Floor, New York, New York 10013, a written notice of revocation of your proxy;
•delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•attending the Annual Meeting and voting your shares electronically. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee.

BARK 2022 Proxy Statement	39

QUESTIONS AND ANSWERS
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2023 (Proposal Two). The election of the two Class A directors (Proposal One) and the vote to approve, on an advisory basis, the frequency with which future advisory votes to approve the compensation of our named executive officers should be held (Proposal Three) are non-routine matters.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, Proposal Three, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.
What constitutes a quorum?
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Stockholders participating in the virtual meeting are considered to be attending the meeting “in person.” Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve each matter to be considered at the Annual Meeting?
Proposal One: Election of the Two Class A Directors Named in this Proxy Statement.
Our Amended and Restated Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. An abstention or a broker non-vote on Proposal One will not have any effect on the election of the directors.
Proposal Two: Ratification of the Appointment of Deloitte as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2023.
The affirmative vote of the majority of our shares of common stock at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.
Proposal Three: Approve, on an Advisory Basis, the Frequency with Which Future Advisory Votes to Approve the Compensation of Our Named Executive Officers Should Be Held.
The choice of frequency receiving the highest number of votes will be considered our stockholders' recommendation. Stockholders may vote in favor of future advisory votes concerning the compensation of our named executive officers to be held every one, two or three years, or abstain.
Abstentions and Broker non-votes will have no impact on the voting results of Proposal Three.
As an advisory vote, this proposal is non-binding. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when setting the frequency of future advisory votes on the compensation of our named executive officers.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

BARK 2022 Proxy Statement	40

QUESTIONS AND ANSWERS
What does it mean if I receive more than one Internet Notice or proxy card?
If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:
•“FOR” the election of the two Class A nominees for director named in this proxy statement;
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and
•“EVERY ONE YEAR” on the vote to approve, on an advisory basis, the frequency with which future advisory votes to approve the compensation of our named executive officers should be held.
If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:
•will be counted as present for purposes of establishing a quorum;
•will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2023 (Proposal Two); and
•will not be counted in connection with the election of the two Class A directors named in this proxy statement (Proposal One), the vote to approve, on an advisory basis, the frequency with which future advisory votes to approve the compensation of our named executive officers should be held (Proposal Three), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.
Our Board knows of no matter to be presented at the Annual Meeting other than Proposals One, Two and Three. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our Board. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders of record during the Annual Meeting on the virtual meeting website and, to all stockholders of the Company for 10 days prior to the Annual Meeting, at BARK, Inc., BARK, Inc., 221 Canal Street, 2nd Floor, New York, New York 10013, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. If you would like to schedule an appointment to examine the stockholder list during this period, please email our Corporate Secretary at ir@barkbox.com.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, and an additional copy of proxy materials will be

BARK 2022 Proxy Statement	41

QUESTIONS AND ANSWERS
promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of stockholders?
Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and the rules established by the SEC.
Under Rule 14a-8 of the Exchange Act, if you want us to include a proposal in the proxy materials for our 2023 annual meeting of stockholders, we must receive the proposal at our executive offices at BARK, Inc., 221 Canal Street, 2nd Floor, New York, New York 10013, no later than June 7, 2023.
Pursuant to our Amended and Restated Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than July 18, 2023 and no later than August 17, 2023 and must otherwise comply with the requirements set forth in our Amended and Restated Bylaws. Any proposal or nomination should be addressed to the attention of our Corporate Secretary, and we suggest that it be sent by certified mail, return receipt requested.
In order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees, in addition to complying with the requirements under our Amended and Restated Bylaws, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 16, 2023.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at BARK, Inc., 221 Canal Street, 2nd Floor, New York, New York 10013 or by telephone at (855) 501-2275.

BARK 2022 Proxy Statement	42

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on our investor website at https://investor.bark.co, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through any website referenced throughout this proxy statement is not incorporated into, and is not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 5, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
FORM 10-K
We will make available, on or about October 5, 2022, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 on our investor website at https://investor.bark.co. Portions of our Annual Report on Form 10-K are incorporated by reference herein.
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 as filed with the SEC. Requests for such copies should be addressed to our Corporate Secretary at the address below:
BARK, Inc.
221 Canal Street
New York, New York 10013
Attention: Corporate Secretary
Telephone: (855) 501-2275
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.
OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

BARK 2022 Proxy Statement	43

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BARK2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91656-P80136 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BARK, INC.

The Board of Directors recommends you vote FOR the election of each director nominee and FOR proposal 2:

		For	Withhold
1.	Elect two Class A director nominees:		
1a.	Betsy McLaughlin	☐	☐
1b.	Henrik Werdelin	☐	☐

The Board of Directors recommends you vote EVERY ONE YEAR on the following proposal:		Every One Year	Every Two Years	Every Three Years	Abstain
3.	Approve, on an advisory basis, the frequency with which future advisory votes to approve the compensation of the company's named executive officers should be held	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

D91657-P80136

BARK, INC.
Annual Meeting of Stockholders
November 15, 2022 12:00 p.m. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matt Meeker and Allison Koehler, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BARK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 12:00 p.m. Eastern Time on November 15, 2022, at www.virtualshareholdermeeting.com/BARK2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side